[Face of Note]
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                                                               CUSIP/CINS [    ]

                            12% Senior Note due 2010

No._____                                                         $______________

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

promises to pay to ____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on November 15, 2010

Interest Payment Dates:                May 15 and              November 15

Record Dates:                May 1 and              November 1

Dated:   November 3, 2003

                                   INN OF THE MOUNTAIN GODS RESORT AND CASINO



                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

This is one of the Notes referred
to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee



By:______________________________
        Authorized Signatory


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



                                 [Back of Note]
                            12% Senior Note due 2010

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI");


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(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
(A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D)TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS, IF THE ISSUERS SO REQUEST, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

1.   INTEREST.

(a) The Inn of the Mountain Gods Resort and Casino (the "ISSUER") promises to pay interest on the principal amount of this Note at 12% per annum from November 3, 2003 until maturity. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE") to the holders of record on the preceding May 1 and November 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED THAT, if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest

Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be May 15, 2004. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(b) The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of the date hereof, among the Issuer, Casino Apache Travel Center ("TRAVEL CENTER"), Inn of the Mountain Gods ("IMG"), Casino Apache ("CA"), Ski Apache (together with the Travel Center, IMG and CA, the "GUARANTORS") and the Initial Purchasers named therein ( the "REGISTRATION RIGHTS AGREEMENT"). If (i) the Issuer fails to file any of the Registration Statements required by the Registration Rights Agreements on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "EFFECTIVENESS TARGET DATE"), (iii) the Issuer fails to consummate the Exchange Offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of restricted securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above a "REGISTRATION DEFAULT"), then the Issuer will pay additional interest ("ADDITIONAL Interest") to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 50 basis points per 90-day period of the principal amount of Notes held by such Holder. The amount of the Additional Interest will increase by an additional 50 basis points with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 1% per annum of the principal amount of Notes.

     (A) Except as expressly provided in this paragraph 1(b), Additional Interest shall be treated as interest and any date on which Additional Interest is due and payable shall be treated as an Interest Payment Date for all purposes under this Note and the Indenture.

     (B) In the event that the Issuer is required to pay Additional Interest pursuant to this paragraph 1(b), the Issuer shall notify the Trustee in writing at least 15 days prior to the first Interest Payment Date upon which such Additional Interest is due; PROVIDED THAT, in the event that the obligation to pay such Additional Interest occurs less than 15 days (unless the Trustee consents to a shorter period) prior to such Additional Interest Date, such notice shall be provided by the Issuer to the Trustee as soon as reasonably practicable prior to such Interest Payment Date.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date,

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except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall hold at least $1.0 million in principal amount of Notes and have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be made in accordance with those instructions.

3. PAYING AGENT AND REGISTRAR. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer may act as Paying Agent or Registrar.

4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of November 3, 2003 ("INDENTURE") among the Issuer, The Apache Tribe of the Mescalero Reservation (the "TRIBE"), the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.15 of the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.   OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraph (b) of this paragraph 5, the Issuer shall not have the option to redeem the Notes prior to November 15, 2007. On or after November 15, 2007, the Issuer may redeem all or a part of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

        YEAR                                                     PERCENTAGE
        ----                                                     ----------
        2007................................................      106.000%
        2008................................................      103.000%
        2009 and thereafter.................................      100.000%

(b) If, at any time after the date of the Indenture, any Gaming Regulatory Authority requires a Holder or beneficial owner of Notes to be licensed or otherwise qualified under applicable Gaming laws for the Issuer or a Guarantor to maintain, directly or indirectly, any of its Gaming Licenses or franchises and such Holder or beneficial owner does not obtain such license or qualification within the time periods described in the Indenture and at its own cost and expense, then the Issuer will have the right, at its option, to either
(i) require such Holder or beneficial owner to dispose of its Notes within the time period specified by the applicable Gaming

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Regulatory Authority or 30 days, whichever is shorter; or (ii) redeem such
Holder's or beneficial owner's Notes at a redemption price equal to the least of
(1) 100% of the principal amount of the Notes held by such Holder or beneficial owner, (2) the price paid for the Notes by such Holder or beneficial owner, minus the amount of accrued and unpaid interest and Additional Interest, if any, at the time of purchase by such Holder or beneficial owner, and (3) the current market price of the Notes, in each case, other than clause (3), together with all accrued and unpaid interest and Additional Interest, if any, to the redemption date or the date a finding of unsuitability is made by the applicable Gaming Regulatory Authority, if earlier. The Issuer will comply with the redemption procedures for the Notes described in the Indenture unless otherwise required by a Gaming Regulatory Authority.

Immediately upon a determination that a Holder or beneficial owner of Notes will not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, such Holder or beneficial owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Issuer or any of the Guarantors for services rendered or otherwise, except the redemption price of the Notes.

Any Holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability will be required to pay all costs of the licenses or investigation for this qualification or finding of suitability. Neither the Issuer nor any Guarantor is required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any license, qualification or finding of suitability for costs incurred in connection with such application.

6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

7.   REPURCHASE AT OPTION OF HOLDER.

(a) If there is a Change of Control, the Issuer shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 20 Business Days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Issuer or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of the date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall commence an offer to all Holders of Notes and, to the extent required thereby, to all holders of other Indebtedness that ranks PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "ASSET SALE OFFER") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if

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any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer (or such Restricted Subsidiary) may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness (to the extent that such other Indebtedness permits such selection) to be purchased on a PRO RATA basis. Holders of Notes and holders of such other Indebtedness that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes and following the other procedures set forth in the Asset Sale Offer.

(c) Any Net Loss Proceeds that are not reinvested or are not permitted to be reinvested as provided in Section 4.11(a) of the Indenture will be deemed "EXCESS LOSS PROCEEDS." Within ten days following the date that the aggregate amount of Excess Loss Proceeds equals or exceeds $50.0 million, the Issuer will make an offer (an "EVENT OF LOSS OFFER") to all Holders of Notes, and, to the extent required thereby, to all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of events of loss, if any, to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness, if any, that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in the Indenture and such other Indebtedness. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Issuer may use such Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness, if any, tendered into such Excess Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee will select the Notes and such other PARI PASSU Indebtedness, if any, to be purchased on a pro rata basis. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

(d) If, on the last day of the fiscal quarter in which the Project Completion Date occurs, the aggregate amount of (a) the Issuer's and the Guarantors' cash and Cash Equivalents LESS (b) the sum of (w) an amount equal to the amount the Issuer and the Guarantors have reserved for revenue sharing payments and regulatory fees accrued under the Compact and the revenue sharing agreement entered into in connection therewith, (x) Cage and Operating Cash in the amount of $5.0 million, (y) any amounts remaining in the Pledged Accounts (other than Operating Accounts) and (z) all amounts held in Payroll Accounts and Fiduciary Accounts (the "UNRESTRICTED CASH") exceeds $25.0 million, the Issuer will make an one time offer (the "EXCESS UNRESTRICTED CASH OFFER") to all Holders of the Notes to purchase $15.0 million aggregate principal amount of Notes at a purchase price equal to 102% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

Within 20 business days following the date the Issuer determines it is required to make an Excess Unrestricted Cash Offer, the Issuer will mail a notice to each Holder (and, unless the Trustee makes the mailing on behalf of the Issuer, to the Trustee) offering to repurchase Notes on the

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date specified in such notice, pursuant to the procedures required by the
Indenture and described in such notice. If the Issuer wishes the Trustee to do the mailing, it will give the Trustee adequate prior notice so that the Trustee may do so. The Issuer will comply with the requirements of Rule l4e-1 under the Exchange Act and any other applicable laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of the Excess Unrestricted Cash Offer. If any Unrestricted Cash remains after consummation of the Excess Unrestricted Cash Offer, the Issuer may use such Unrestricted Cash for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Excess Unrestricted Cash Offer exceeds $15.0 million, the Trustee will select the Notes to be purchased on a pro rata basis.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or as permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the day of a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the issuance of Additional Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture, the Notes, the Guarantees and the Collateral Documents of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to enter into additional or supplemental Collateral Documents, or to allow any Subsidiary to execute a supplemental indenture relating to a Guarantee and to execute a Guarantee.

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12.  DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes;
(iii) failure by (A) the Issuer to comply with Section 4.10, 4.11, 4.12 or 4.17 of the Indenture or (B) the Issuer or any Guarantor to comply with Section 5.01 of the Indenture; (iv) failure by the Issuer or any of its Restricted Subsidiaries to observe or perform (A) any covenant described in Section 4.07 or
4.09 of the Indenture for 30 days after notice to comply or (B) any other covenant, representation, warranty or other agreement in the Indenture or the Notes (other than default in Section 6.01(a), (b), (c) or (d)(i)) of the Indenture for 60 days after notice to comply; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"), or (B) results in the acceleration of such Indebtedness prior to its express maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Issuer or any of the Restricted Subsidiaries to pay final judgments in amounts not covered by insurance or not adequately reserved for in accordance with GAAP aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed (by reason of pending appeal or otherwise) for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries; (viii) any of the Collateral Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Issuer or a Guarantor shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;
(ix) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of Gaming operations for a period of more than 90 consecutive days at the Resort Property;
(x) any representation or warranty made by the Issuer or a Guarantor in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by the Issuer or a Guarantor at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; (xi) any breach of any agreement in the Collateral Documents and the expiration of any applicable grace period set forth therein or the repudiation by the Issuer or any Guarantor of any of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Issuer or any Guarantor for any reason; (xii) cessation of material gaming operations for a period of more than 90 consecutive days at the Resort Property (other than as a result of a casualty loss) or at any time the Compact ceases to be in full force and effect; (xiii) failure by the Tribe to comply with the provisions of
Article 11 for 60 days after notice to comply; and (xiv) failure by the Tribe to be a sovereign Indian tribe recognized by the United States of America pursuant to 25 U.S.C. 476, ET SEQ. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from

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certain events of bankruptcy or insolvency with respect to the Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary of the Issuer or any group of such Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Issuer, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. TRUSTEE DEALINGS WITH ISSUER. Subject to Section 7.03 of the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

14. NO RECOURSE AGAINST OTHERS. No director, officer, office holder, employee, agent, representative or member of the Issuer, a Guarantor or the Tribe or holder of an Ownership Interest of the Issuer, as such, shall have any liability for any obligations of the Issuer, a Guarantor or the Tribe under the Notes, this Indenture, any Guarantee or any Collateral Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Inn of the Mountain Gods Resort and Casino
               257 Carrizo Canyon Road
               Mescalero, New Mexico  88340
               Attention:  Chief Operating Officer

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                               (Insert assignee's legal name)

--------------------------------------------------------------------------------
              (Insert assignee's soc. sec. or tax I.D. no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
          (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  __________________________

                              Your Signature:  _________________________________
                                              (Sign exactly as your name
                                              appears on the face of this Note)


Signature Guarantee*:______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.10, 4.11, 4.12 or 4.17 of the Indenture, check the appropriate box below:

[ ]  Section 4.10  [ ]  Section 4.11   [ ]  Section 4.12   [ ]  Section 4.17

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10, 4.11, 4.12 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

                                  $__________________________


Date:____________________


                              Your Signature:  _________________________________
                                              (Sign exactly as your name
                                              appears on the face of this Note)


                              Tax Identification No.:_____________________

Signature Guarantee*:_________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                         Amount of         Amount of      Principal Amount of
                        decrease in       increase in      this Global Note        Signature of
                      Principal Amount     Principal       following such     authorized officer of
                            of             Amount of           decrease          Trustee or Note
Date of Exchange      this Global Note   this Global Note    (or increase)          Custodian
----------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

INN OF THE MOUNTAIN GODS RESORT AND CASINO
287 CARRIZO CANYON ROAD
MESCALICO, NEW MEXICO  88340

U.S. BANK NATIONAL ASSOCIATION 60 LIVINGSTON AVENUE ST. PAUL, MINNESOTA
55107-2292

               Re:           12% SENIOR NOTES DUE 2010
                      -------  -----------------------

     Reference is hereby made to the Indenture, dated as of November 3, 2003 (the "INDENTURE"), among the Inn of the Mountain Gods Resort and Casino, as issuer (the "ISSUER"), the Apache Tribe of the Mescalero Reservation (the "TRIBE"), Casino Apache Travel Center ("TRAVEL CENTER"), Inn of the Mountain Gods ("IMG"), Casino Apache ("CA"), Ski Apache (together with the Travel Center, IMG and CA, the "GUARANTORS") and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the "TRANSFER"), to ________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR OF A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the

Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

     (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

     4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

     (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. The Transfer is being effected and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                         ------------------------------------
                                         [Insert Name of Transferor]


                                       By:
                                            ----------------------------------
                                             Name:
                                             Title:

Dated:
      --------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

          (a) [ ] a beneficial interest in the:

               (i) [ ] 144A Global Note (CUSIP _________), or

               (ii)[ ] Regulation S Global Note (CUSIP _________), or

          (b) [ ] a Restricted Definitive Note.

     2. After the Transfer the Transferee will hold:

                                   (CHECK ONE]

          (a) [ ] a beneficial interest in the:

               (i)  [ ] 144A Global Note (CUSIP _________), or

               (ii) [ ] Regulation S Global Note (CUSIP _________), or

               (iii)[ ] Unrestricted Global Note (CUSIP _______); or

          (b) [ ] a Restricted Definitive Note; or

          (c) [ ] an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                                                   EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


INN OF THE MOUNTAIN GODS RESORT AND CASINO
287 CARRIZO CANYON ROAD
MESCALICO, NEW MEXICO  88340

U.S. BANK NATIONAL ASSOCIATION 60 LIVINGSTON AVENUE ST. PAUL, MINNESOTA
55107-2292

               Re:        12% SENIOR NOTES DUE 2010

                             (CUSIP ______________)

     Reference is hereby made to the Indenture, dated as of November 3, 2003 (the "INDENTURE"), among the Inn of the Mountain Gods Resort and Casino, as issuer (the "ISSUER"), the Apache Tribe of the Mescalero Reservation (the "TRIBE"), Casino Apache Travel Center ("TRAVEL CENTER"), Inn of the Mountain Gods ("IMG"), Casino Apache ("CA"), Ski Apache (together with the Travel Center, IMG and CA, the "GUARANTORS") and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     _________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

     1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

     (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

     (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, [ ] Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                        -------------------------------------
                                         [Insert Name of Transferor]


                                       By:
                                             ---------------------------------
                                              Name:
                                              Title:

Dated:
      --------------------

                                                                  EXHIBIT D


                      FORM OF NOTATION OF GUARANTEE ON NOTE


     Each Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise and interest on the over-due principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other Obligations of the Issuer to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (b) in case of any extension of time of payment or renewal of any Notes or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under the Indenture, result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

Dated:
        --------------------

                                            [GUARANTOR]


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title: